UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2017

American Realty Capital New York City REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55393	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 7, 2017, the previously adjourned portion of the 2017 annual meeting of stockholders (the “Annual Meeting”) of American Realty Capital New York City REIT, Inc. (the “Company”) was reconvened. The Annual Meeting was initially called to order on June 27, 2017 and reconvened on July 19, 2017 and August 2, 2017. At the reconvened Annual Meeting on August 2, 2017, a new record date of August 2, 2017 was set and the Annual Meeting was adjourned to September 7, 2017 to permit further solicitation of votes to approve Proposals 3 through 11 to amend certain provisions of the Company’s charter as described in greater detail in the Company’s definitive proxy statement dated April 24, 2017.

The independent inspectors of election for the Annual Meeting at IVS Associates, Inc. (the “Election Inspectors”) have advised the Company that, due to the fact that the vote at the Annual Meeting is contested, preliminary voting results certified by the Election Inspectors are not available at the current time.

The Company will file an amendment to this Current Report on Form 8-K to disclose the preliminary voting results of the Annual Meeting based on the certification of the voting results when the preliminary report of the Election Inspectors is available. The Company will file a further amendment to this Current Report on Form 8-K to disclose the final voting results after receiving the final certified report of the Election Inspectors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Realty Capital New York City REIT, Inc.

Date: September 13, 2017	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer, President, and Secretary